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                                                                EXHIBIT NO. 99.1

                          TRUSTEE'S DISTRIBUTION REPORT

To the Holders of:

Certificates issued by CABCO Trust for BellSouth Debentures (the "Trust"),
CUSIP: 126795202 (the "Certificates")

The Bank of New York, as Trustee for the Trust hereby gives notice with respect to the distribution occurring on April 15, 2004 (the "Distribution Date") as follows:

    1. The aggregate amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest expressed as a dollar amount, is as set forth below:

          Principal   Interest          Premium        Total Distribution
          $0.00       $1,518,750.00     $0.00          $1,518,750.00


    2.    The applicable interest rate:  6.75%.

    3. The amount of aggregate interest due and not paid as of the Distribution Date is $0.00.

    4. The aggregate stated principal amount of BellSouth Telecommunications, Inc. Debentures due October 15, 2033 ("the Underlying Securities") as of such Distribution Date was $45,000,000.00. The interest rate applicable to the Underlying Securities for the immediately following Underlying Securities interest accrual period is 6.75%.

    5. The amounts received by the Trustee in respect of the Underlying Securities during the immediately preceding Underlying Securities interest accrual period was $1,518,750.00.

    6. The Certificate Principal Balance at the close of business on the business day immediately preceding the Distribution Date was $45,000,000.00.

    7.    No fees have been paid to the Trustee from the assets of the Trust.


                              The Bank of New York, as Trustee of
                              CABCO Trust for BellSouth Debentures

                              By: /s/ Yvette Y. Rivera
                                  --------------------------------
                              Name:   Yvette Y. Rivera
                              Title:  Assistant Vice President